Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128457) pertaining to the Williams Scotsman International, Inc. 2005 Employee Stock Purchase Plan of our report dated March 20, 2007, with respect to the financial statements of the Williams Scotsman International, Inc. 2005 Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Baltimore, Maryland
March 20, 2007

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